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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 23, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                               SEDONA CORPORATION
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             (Exact name of registrant as specified in its charter)


          Pennsylvania                 0-15864                 95-4091769
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(State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                    Identification No.)

                 1003 W. Ninth Avenue King of Prussia, PA   19406
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              (Address of principal executive offices)   (Zip Code)


              Registrant's telephone number, including area code:
                                 (610) 337-8400

              ---------------------------------------------------


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION On May 17, 2005, the Board of Directors approved a Term Sheet between David R. Vey, the Chairman of SEDONA Corporation (the "Company"), and the Company that provided for Mr. Vey to lend the Company $250,000 in two tranches of $125,000 each (the "Loans"). On May 23, 2005, Mr. Vey lent the Company the initial $125,000, and the Term Sheet provides that he will lend the Company the second $125,000 within 30 days of the date of the Term Sheet. As evidence of the initial Loan, the Company is obligated to issue Mr. Vey a convertible note (the "Convertible Note"), dated as of the date of each Loan, in the principal amount of the Loans. The Convertible Notes are secured by a Security Agreement that the Company previously executed in favor of Mr. Vey. The Convertible Notes are issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The Company intends to use the amount of the Loans for working capital.

Mr. Vey may, at his option, convert all or a designated part of the unpaid principal balance, together with the accrued and unpaid interest, of each Convertible Note into shares of the Company's common stock (the "Shares"), unless the Company prepays the Convertible Note. The number of Shares into which each Convertible Note may be converted is equal to $0.22 per share. Unpaid interest will be converted at the market price of the Shares based on the average closing price for five (5) trading days prior to the conversion date. The maturity date of each Convertible Note is one year from date of issuance, and the number of Shares issuable upon conversion of the principal balance of each Convertible Note is 568,181.

The Convertible Notes will bear interest on the principal outstanding at a rate of eight percent (8%) per year from the date of the Convertible Notes until the earlier of maturity or the date upon which the unpaid balance is paid in full or is converted into Shares. Accrued and unpaid interest is payable semi-annually and may be paid in cash or at the election of the Company, in Shares valued at the market price of the Shares based on the average closing price for five (5) trading days prior to the date that payment is due. The principal and accrued and unpaid interest underlying each Convertible Note must be paid in full on or before maturity unless converted into Shares. The maturity of the Convertible Notes may be extended by mutual consent of Mr. Vey and the Company. While the Convertible Notes are outstanding, each of the Shares will have all of the rights of the common stock of the Company under the Company's Articles of Incorporation and Bylaws in effect as of the date of the Convertible Notes. The Company has the right to prepay any part of or the entire balance of each Convertible Note without penalty; however, the Investor has the right to convert the Convertible Notes to Shares within five (5) days after notice by the Company of intent to prepay the Convertible Notes.

In the event the Company receives an investment of $1.0 million or more during the life of the Convertible Notes, Mr. Vey may elect to redeem the Convertible Notes for cash. In addition, upon each Loan, Mr. Vey will receive 75,000 stock warrants, with each warrant enabling him to purchase one Share at a price of $0.35 per share for a period of three (3) years from the date of the Loan.

The Company must file a registration statement in a timely basis to register such Shares for resale under the Securities Act of 1933.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF SECURITIES

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SEDONA CORPORATION

Dated: June 2, 2005                   By: /s/ Marco A. Emrich
                                      -----------------------------------------
                                          Marco A. Emrich
                                          Chief Executive Officer and President